                                                                    EXHIBIT 16.1

                    [PricewaterhouseCoopers LLP Letterhead]

March 30, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements  made by The Quigley  Corporation  (copy  attached), which we understand  will be filed with the  Commission,  pursuant to Regulation
S-K Item 304, as part of the Company's Form 10-K report dated March 31, 2005. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP